UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2008
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205, 707– 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On May 23, 2008, the Company closed on the sale of 12,976,761 shares of common stock at a price of US$4.20 per share for gross proceeds of approximately US$54.5 million. The offering was conducted through a syndicate of agents with TD Securities Inc. serving as the lead agent. In connection with the offering, the Company paid an aggregate of US$1,225,120 in fees to the Agents pursuant to the terms of the Agency Agreement.
The common stock was sold to non U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act and may not be offered or sold absent a registration statement or an applicable exemption from registration.
Item 8.01 Other Events.
On May 23, 2008, the Company issued a press release announcing the closing of the private placement. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated May 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: May 30, 2008	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated May 23, 2008.